UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005
WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50808 (Commission File Number)	20-0829917 (IRS Employer Identification No.)
One Riverway, Suite 1400
Houston, Texas 77056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 292-2400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Overview
WCA Waste Corporation (“WCA”) has entered the central Florida market as a fully integrated company with the completion of two acquisitions (the “Acquisitions”):
-	Meyer & Gabbert Excavating Contractors, Inc.

-	Waste Corporation of America, LLC – Ft. Meade Landfill
These central Florida acquisitions consist of:
-	2 landfills

-	3 transfer stations

-	1 collection company
We made the acquisitions for approximately $50 million including cash, assumed debt and WCA stock, as more fully described in the next two sections.
Meyer & Gabbert Acquisition.
On October 3, 2005, WCA of Florida, Inc. (“WCA FLA”), a subsidiary of WCA Waste Corporation (“WCA”) entered in to a Closing and Asset Purchase Agreement (the “MG Purchase Agreement”) with Meyer & Gabbert Excavating Contractors, Inc. (“MG”) and Leonard Meyer, Jr. (“Meyer”); and James Gabbert (“Gabbert”) (Meyer and Gabbert will be referred to as the “Principals”). Pursuant to the MG Purchase Agreement, WCA FLA acquired (the “MG Acquisition”) a 250 acre landfill located east of Sarasota in Arcadia, Florida, three transfer stations and a six truck hauling operations (including related equipment) from MG (the “MG Assets”) and obtained an option to purchase an additional 600 acres adjoining the landfill. The purchase price for the MG Assets and the option was approximately $32.5 million in cash (subject to certain adjustments) and 236,686 shares of WCA common stock. MG agreed to pay all of its existing accounts payable and debt and WCA purchased accounts receivable for an additional $0.7 million.
The Purchase Agreement contains customary representations, warranties and covenants and certain limited indemnifications by MG, the Principals and WCA FLA, and covenants not to compete by MG and the Principals. In connection with the MG Purchase Agreement, WCA FLA indemnified MG and the Principals with respect to certain liabilities associated with a contract with a county that WCA FLA assumed. MG also disclaimed any warranties except as provided in the MG Purchase Agreement and any environmental liabilities with respect to the Assets. MG and the Principals agreed to provide transition services to WCA FLA with respect to the environmental regulatory aspects of the business associated with the Assets. WCA FLA will pay for such services at cost on a direct cost and material, pass-through basis. In addition, WCA agreed to provide the Principals with limited “piggy-back” registration rights if WCA registers any Common Stock or other securities for the account of any officer, director or any other selling security holder who holds a demand registration right and/or a piggyback registration rights. WCA agreed to pay certain registration expenses and provide indemnification with respect to any such registration. Other than as described in this preceding paragraph, no material relationship exists between WCA or its affiliates and MG or the Principals.
The foregoing description of the MG Acquisition does not purport to be complete and is qualified in its entirety by reference to the MG Purchase Agreement which is filed as Exhibit 2.1 to this report.
Ft. Meade Acquisition.
Transaction. On September 30, 2005, WCA, WCA of Central Florida, Inc. (“WCA Central”), a subsidiary of WCA, WCA Management Company, L.P. (“Management”), a subsidiary of WCA entered into an Agreement and Plan of Merger (the “Ft. Meade Agreement”) with Waste Corporation of America, LLC (“Waste Corporation”) and one of its subsidiaries that owned and operated a 227 acre landfill located in Ft. Meade, Florida (the “Acquired Company”). On October 3, 2005, pursuant to the Ft. Meade Agreement, the Acquired Company merged into WCA Central (the “Ft. Meade Acquisition”). The merger consideration consisted of approximately $3.4 million in cash (subject to certain adjustments), the assumption of $6.3 million in debt and 591,611 shares of WCA common stock. The transaction is intended to be a tax free reorganization. The foregoing description of the Ft. Mead Acquisition does not purport to be complete and is qualified in its entirety by reference to the Ft. Mead Agreement which is filed as Exhibit 2.2 to this report.
Disposal Agreement. In addition, WCA and Waste Corporation entered into a three year disposal agreement, pursuant to which Waste Corporation and its affiliates may dispose of non-hazardous construction and demolition waste at any of WCA’s and its affiliates’ facilities in Florida. The disposal agreement specifies a fixed rate per cubic yard and is subject to annual adjustment, as well as adjustment for environmental an fuel surcharges. The foregoing description of the disposal agreement does not purport to be complete and is qualified in its entirety by reference to the disposal agreement which is filed as Exhibit 10.1 to this report. facilities in Florida.
Certain Relationships and Related Transactions. WCA’s directors and officers own approximately 19% of Waste Corporation of America. As a result of the Ft. Meade Acquisition, Waste Corporation of America owns approximately 3.6% of WCA’s issued and outstanding shares.
Waste Corporation of America, Inc. was the parent of WCA prior to WCA’s initial public offering in June 2004. Prior to the initial public offering, WCA completed an internal corporate reorganization, pursuant to which WCA briefly became the parent of Waste Corporation of America, which was converted into a limited liability company and spun off as a separate company with operations in Florida, Colorado and New Mexico.
Prior to WCA’s initial public offering, WCA Partners, L.P., a closely held investment fund, and other related entities controlled approximately 60.2% of both WCA’s and Waste Corporation of America’s outstanding equity; after the initial public offering such entities owned approximately 18.1% of WCA’s Common Stock. Earlier this year, WCA Partners liquidated and distributed the WCA stock to the equity owners of WCA Partners. In a Schedule 13D filing made on May 9, 2005, William P. Esping, one of the principals of WCA Partners, reported beneficial ownership of 2,136,061 shares of WCA Common Stock (or approximately 13.90% of the outstanding common stock). Mr. Esping is a director of Waste Corporation of America.
Another principal of WCA Partners, Mr. Ballard Castleman, is a director of WCA and of Waste Corporation of America.
In addition, Tom J. Fatjo, Jr. and Jerome Kruszka, who are directors and executive officers of WCA, are also directors and executive officers with Waste Corporation of America. They and other officers perform services on behalf of Waste Corporation of America pursuant to an Administrative Services Agreement described below.
The Ft. Meade Acquisition was approved by WCA’s independent directors. Messrs. Tom J. Fatjo, Jr., Jerome Kruszka and Ballard Castleman abstained from the vote.
Modification to Certain Agreements. In connection with the internal corporate reorganization, WCA entered into two agreements with Waste Corporation of America: (i) a Reorganization Agreement; and (ii) an Administrative Services Agreement. For a complete description of the Reorganization Agreement and the Administrative Services Agreement, please refer to “Business—Non Competition Agreements” and “Internal Reorganization and Relationship With Waste Corporation of America” in WCA’s Annual Report on Form 10-K for the year ended December 31, 2004, which description is incorporated herein by reference. The Ft. Meade Agreement modified such the Reorganization Agreement and the Administrative Services Agreement as follows:
▪	The Reorganization Agreement contained a mutual non-competition agreement pursuant to which WCA and its subsidiaries agreed not to acquire or operate any waste operations within 50 miles of any of Waste Corporation of America’s or its subsidiaries’ operations in Florida, Colorado or New Mexico, and Waste Corporation of America and its subsidiaries agreed not to acquire or operate any waste operations within 50 miles of any of WCA or its subsidiaries’ operations in Alabama, Arkansas, Kansas, Missouri, South Carolina, Tennessee or Texas through June 2009. The Ft. Meade Agreement eliminated the non-competition provision relating to Florida, so that WCA and its subsidiaries may operate anywhere within the State of Florida.

▪	WCA and its subsidiaries entered into a five-year Administrative Services Agreement, pursuant to which WCA and its subsidiaries will continue to provide all of various administrative, human resources, employee leasing, treasury, accounting and insurance management services to Waste Corporation of America and its subsidiaries. Waste Corporation of America agreed to pay WCA a fee of $40,000 per month for such administrative services, plus all direct and other allocated costs incurred on behalf of Waste Corporation of America and its subsidiaries. The fee to be paid by Waste Corporation of America also included payment for the services WCA’s officers provide to Waste Corporation of America and its affiliates. Pursuant to the Ft. Meade Agreement the administrative services fee was reduced to

$30,000 per month from October 2005 through December 2005 and will be reduced to $20,000 per month thereafter.
Financing
The cash portion of the purchase price for the Acquisitions was funded through borrowings under WCA’s existing revolving credit facility established under the Credit Agreements described more fully in WCA’s Quarterly Report on Form 10Q for the quarter ended June 30, 2005, which also describes the material terms of the Credit Agreements, including the term of the facilities and interest rates. That description of the Credit Agreements is incorporated herein by reference.
As of October 3, 2005, approximately $167.4 million was outstanding under the Credit Agreements, leaving approximately $32.6 million available for future borrowings subject to the terms of the Credit Agreements. In addition, WCA has the right to increase certain credit facilities under the Credit Agreements by an additional $25 million subject to certain conditions.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The description contained in Meyer & Gabbert Acquisition in Item 1.01 of this report is hereby incorporated by reference into this Item 2.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description contained in Financing in Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     The description contained in Item 1.01 of this report is hereby incorporated by reference into this Item 3.02. In connection with the MG Acquisition WCA issued 236,686 shares of its Common Stock (representing 1.4% of its issued and outstanding shares) and in connection with the Ft. Meade Acquisition WCA issued 591,611 shares of its Common Stock (representing 3.6%% of its issued and outstanding shares). All such shares were issued in private placements in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(2) of the Securities Act, as the sale of securities by WCA will not involve a public offering.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
          In accordance with Item 9.01(a)(4) of Form 8-K, the required financial statements with respect to MG will be provided no later than December 16, 2005.

     (b) Pro forma financial information.
          In accordance with Item 9.01(b)(2) of Form 8-K, the required pro forma financial information with respect the Meyer & Gabbert Acquisition will be provided no later than December 16, 2005.
(c) Exhibits.

Exhibit Number	Description
Exhibit 2.1*+	Closing and Asset Purchase Agreement dated October 4, 2005 among WCA of Florida, Inc., Meyer & Gabbert Excavating Contractors, Inc., Leonard Meyer, Jr.; and James Gabbert.

Exhibit 2.2+	Agreement and Plan of Merger dated September 30, 2005, WCA Waste Corporation, WCA of Central Florida, Inc., WCA Management Company, L.P., Waste Corporation of America, LLC and WCA of Central Florida, Inc.

Exhibit 10.1	Solid Waste Disposal Agreement dated October 3, 2005 between Waste Corporation of America LLC and WCA Waste Corporation.

*	Confidential treatment has been requested with respect to certain information contained in this agreement.

+	Pursuant to Item 601(b)(2) of Regulation S-K, WCA agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

/s/ Charles A. Casalinova

Charles A. Casalinova
Senior Vice President and Chief Financial Officer
Date: October 6, 2005

Exhibit Number	Description
Exhibit 2.1*+	Closing and Asset Purchase Agreement dated October 4, 2005 among WCA of Florida, Inc., Meyer & Gabbert Excavating Contractors, Inc., Leonard Meyer, Jr.; and James Gabbert.

Exhibit 2.2+	Agreement and Plan of Merger dated September 30, 2005, WCA Waste Corporation, WCA of Central Florida, Inc., WCA Management Company, L.P., Waste Corporation of America, LLC and WCA of Central Florida, Inc.

Exhibit 10.1	Solid Waste Disposal Agreement dated October 3, 2005 between Waste Corporation of America LLC and WCA Waste Corporation.

*	Confidential treatment has been requested with respect to certain information contained in this agreement.

+	Pursuant to Item 601(b)(2) of Regulation S-K, WCA agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.